Exhibit 10.3

                           LIMITED RECOURSE TERM NOTE

$3,000,000                                                      Albany, New York
                                                              September 20, 2002

        On or before October 1, 2019, for value received, EAC Operations, Inc., a New York corporation ("Borrower"), promises to pay to Ridgewood Electric Power Trust II ("Lender"), or order, at its place of business at 947 Linwood Avenue, Ridgewood, New Jersey 07450, or such other place as the holder of this Note may designate, the principal sum of Three Million Dollars ($3,000,000.00) U.S., or, if less, the outstanding principal balance of all loans and advances made by Lender hereunder, together with accrued interest at the rate set forth below calculated on the basis of the actual days elapsed and a 365-day year and a 366-day leap year.

1. Interest Rate. Interest shall accrue at the rate of Ten Percent (10%) per annum.

2.      Payment. Principal and interest shall be payable as follows:

        (a) On October 1, 2002, Borrower shall make a payment of all interest that has accrued on this Note from the date of this Note through September 30, 2002.

        (b) On the 1st day of each month, beginning on November 1, 2002, and continuing until, and including, October 1, 2004, Borrower shall make a monthly payment of interest only of Twenty Five Thousand Dollars ($25,000.00).

        (c) On the 1st day of each month, beginning on November 1, 2004, and continuing until maturity, Borrower shall make a combined monthly payment of principal and interest of Thirty Two Thousand Two Hundred Thirty Eight Dollars and Fifteen Cents ($32,238.15), which amount consists of a principal payment sufficient to amortize the outstanding principal balance of this Note over a period of 15 years from October 1, 2004, plus all accrued interest and charges.

        (d) The entire principal balance of this Note, plus accrued and unpaid interest and any other charges due hereunder, shall be due and payable on October 1, 2019, if not paid sooner.

        (e)     At the option of Lender, any interest not paid within thirty
(30) days of the date it becomes due, shall be added to principal and become a part thereof and thereafter bear interest at the same rate (including any applicable default rate) as the principal.

3. Prepayment. This Note may be prepaid in whole, but not in part, at any time with the following prepayment premium: if this Note is prepaid in whole prior to the third anniversary of the date of this Note, the prepayment premium shall be Six Hundred Thousand Dollars ($600,000.00); if this Note is prepaid in whole on or after the third anniversary of the date of this Note, the prepayment premium shall decrease by Sixty Thousand Dollars ($60,000.00) as of such third anniversary and further decrease by Sixty Thousand Dollars ($60,000.00) upon each such

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        anniversary thereafter (such that no prepayment premium shall be payable on and after the twelfth anniversary of the date of this Note). Any such prepayment premium shall be payable by Borrower to Lender upon prepayment of this Note.

4. Books and Records. The actual amount due and owing from time to time under this Note shall be evidenced by Lender's books and records of receipts and disbursements hereunder. Lender shall set up and establish for Borrower an account on the books of Lender in which will be recorded payments and other appropriate debits and credits in connection with this Note. Lender shall also record, in accordance with customary accounting practice, all other interest, charges, expenses and other items properly chargeable to Borrower, and other appropriate debits and credits. Such books and records of Lender shall be presumed to be complete and accurate and shall be deemed correct, except to the extent shown by Borrower to be erroneous.

5. Joint and Several Obligation. This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their successors and assigns.

6. Default and Default Remedies. Borrower hereby consents and expressly agrees that upon an Event of Default under the Loan Agreement by and between Lender, Borrower, B-3 Limited Partnership and Pittsfield Investors Limited Partnership of even date herewith (the "Loan Agreement"), the unpaid balance of this Note shall, at the option of the holder hereof at once become due and payable without further demand or notice. Notwithstanding the foregoing, a PILP Non-Extension Default (as defined in the Loan Agreement) shall not constitute a default under this Note, and the holder hereof shall have no right to demand payment of the unpaid balance of this Note or exercise any other remedies hereunder as a result of a PILP Non-Extension Default. Interest shall continue to be charged on the unpaid principal plus accrued interest after default at the rate otherwise applicable under this Note, plus 5% per annum, all at the option of the Lender, until the indebtedness is paid in full. Failure to exercise any rights or remedies hereunder shall not constitute a waiver of such right in the event of a subsequent default. Upon the occurrence of a default or event of default, Borrower promises to pay all costs of collection, including reasonable attorney's fees.

7.      Security.

        (a) The indebtedness evidenced by this Note and any renewals or extension thereof is secured by the B-3 Collateral, as evidenced by the B-3 Collateral Documents (as such terms are defined in the Loan Agreement). Upon an Event of Default (other than a PILP Non-Extension Default), the Lender shall be entitled to exercise any and all remedies available under the B-3 Collateral Documents. Borrower consents and agrees that all of terms, conditions and covenants in the B-3 Collateral Documents including, but not limited to, Events of Default under the Loan Agreement and the Lender's rights as to acceleration of the indebtedness evidenced by this Note, are incorporated herein by reference

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and made a part hereof. This Note is given to Lender pursuant to the Loan
Agreement, and the holder of this Note shall be subject to the obligations of Lender under the Loan Agreement.

8. Miscellaneous. If any provision of this Note should conflict with applicable law, such conflict shall not affect any other provision which can be given effect without the conflicting provision, and to this end the provisions of this Note are declared to be severable. If any part of this Note is deemed ambiguous, such ambiguity shall not be resolved against Lender simply because Lender was the author of this Note. All rights and obligations hereunder shall be governed by the laws of the State of New York, and Borrower hereby submits to the jurisdiction of any court of competent jurisdiction in New York. Borrower expressly waives trial by jury of any issue arising out of Lender's enforcement of this note and Lender's granting and administering the loan represented hereby. Waiver of or acquiescence in any default by Borrower, or failure of Lender to insist upon strict performance by Borrower of any provision of this Note, shall not constitute a waiver of any subsequent or other default or failure. No provision of this Note shall be amended or modified, except in a writing signed by both Borrower and Lender. Except in connection with a Permitted Transfer (as defined in the Loan Agreement). Borrower may not assign any of its rights or delegate any of its obligations under this Note without the prior written consent of Lender, which may be withheld in Lender's sole discretion. The rights and obligations of Lender under the terms of this Note are freely assignable by Lender.

9.      Limited Recourse Nature of Note. The limited recourse provisions of
Section 18 of the Loan Agreement are hereby incorporated by reference into this Note.

        IN WITNESS WHEREOF, the undersigned have executed this Note as of the date set forth above.

                                            EAC OPERATIONS, INC.

/s/ Thomas Moody                            By:/s/ Larry D. Richardson
---------------------                          -------------------------------
Witness                                     Larry D. Richardson, President



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